Exhibit 99.2

City Office REIT, Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

City Office REIT, Inc. (the “Company,” “we,” “our” or “us”) was organized in the state of Maryland on November 26, 2013.

The Company announced on December 15, 2016 that it had closed on the acquisition of the SanTan Corporate Center (“SanTan”) property in Phoenix, Arizona for a purchase price of $58.5 million. The Company does not have a material relationship with the seller of the Property and the acquisition is not an affiliated transaction. As previously announced, an November 30, 2016, the Company closed on the acquisition of the 5090 N 40th St property (“5090”) in Phoenix, Arizona for a purchase price of $42.6 million. On November 2, 2016, the Company closed on the acquisition of the Park Tower property (“Park Tower”) in Tampa, Florida for a purchase price of $79.8 million. On July 13, 2016, the Company closed on the acquisition of the FRP Collection property (“FRP Collection”) in Orlando, Florida for a purchase price of $49.8 million. On June 29, 2016, the Company closed on the acquisition of a five-storey building in the Gateway submarket of Tampa, Florida (“Carillon Point”). The contract purchase price of the property was $26.3 million, exclusive of closing costs. On June 15, 2016, the Company closed on the sale of its Corporate Parkway property (“Corporate Parkway”) in Allentown, Pennsylvania for a gross sale price of $44.9 million before customary closing and transaction costs.

The accompanying unaudited Pro Forma Consolidated Balance Sheet and Consolidated Statement of Operations are presented to reflect the historical consolidated balance sheet of the Company as of September 30, 2016 and the historical consolidated statement of operations for the nine months ended September 30, 2016 which includes the acquisition of SanTan as if it had been completed on January 1, 2015. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 reflects the historical results of operations of the Company for the year ended December 31, 2015 and are presented as if the acquisitions of Logan Tower, Superior Pointe, DTC Crossroads, 190 Office Center, Intellicenter, Carillon Point, FRP Collection, Park Tower, 5090 N 40th St and SanTan plus the disposition of Corporate Parkway were completed on January 1, 2015.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the acquisition of the property and are factually supportable. The unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

The unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the acquisitions and disposition had actually occurred on January 1, 2015. Accordingly, the unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the acquisition and disposition of the properties occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it. The unaudited Pro Forma Consolidated Financial Statements exclude any non-recurring charges or credits directly attributable to the acquisition and disposition.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of September 30, 2016

(Unaudited)

(In thousands, except share and per share data)

	City Office REIT, Inc.	Preferred Stock Offering (A)	SanTan Corporate Center (B)	5090 N 40th Street (C)	Park Tower (D)	Company Pro Forma
Assets
Real estate properties, net	$398,591	$—	$43,991	$38,819	$72,140	$553,541
Cash and cash equivalents	12,022	108,135	—	(41,383)	(78,025)	749
Restricted cash	17,009	—	—	—	—	17,009
Rents receivable, net	14,026	—	—	—	—	14,026
Deferred leasing costs, net of accumulated amortization	4,612	—	—	—	—	4,612
Acquired lease intangibles, net	38,607	—	10,283	3,616	8,324	60,830
Prepaid expenses and other assets	2,562	—	—	—	130	2,692

Total Assets	$487,429	$108,135	$54,274	$1,052	$2,569	$653,459

Liabilities and Equity

Liabilities:
Debt	$302,769	$—	$52,800	$—	$—	$355,569
Accounts payable and accrued liabilities	11,270	—	378	207	—	11,855
Deferred rent	4,873	—	16	72	66	5,027
Tenant rent deposits	2,120	—	150	169	230	2,669
Acquired lease intangibles liability, net	2,161	—	930	604	773	4,468
Dividend distributions payable	5,739	—	—	—	—	5,739
Earn-out liability	1,900	—	—	—	—	1,900

Total Liabilities	330,832	—	54,274	1,052	1,069	387,227

Equity
Stockholders’ Equity:
6.625% Series A Preferred stock, $0.01 par value per share; 100,000,000 shares authorized and 4,480,000 shares issued and outstanding	—	112,000	—	—	—	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,382,226 shares issued and outstanding	244	—	—	—	—	244
Additional paid in capital	198,792	(3,865)	—	—	—	194,927
Accumulated deficit	(42,798)	—	—	—	—	(42,798)

Total Stockholders’ Equity	156,238	108,135	—	—	—	264,373

Operating Partnership unitholders’ non-controlling interests	121	—	—	—	—	121
Non-controlling interests in properties	238	—	—	—	1,500	1,738

Total Equity	156,597	108,135	—	—	1,500	266,232

Total Liabilities and Equity	$487,429	$108,135	$54,274	$1,052	$2,569	$653,459

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2016

(Unaudited)

(In thousands, except share and per share data)

	City Office REIT, Inc.	SanTan Corporate Center (AA)	5090 N 40th Street (BB)	Park Tower (CC)	FRP Collection (DD)	Carillon Point (EE)	Corporate Parkway (FF)	Other Pro Forma Adjustments		Company Pro Forma
Revenue:
Rental income	$44,919	$4,702	$3,275	$7,105	$2,652	$1,024	$(1,263)	$—		$62,414
Expense reimbursement	5,150	34	72	453	514	80	—	—		6,303
Other	1,089	98	185	689	3	2	—	—		2,066

Total Revenues	51,158	4,834	3,532	8,247	3,169	1,106	(1,263)	—		70,783

Operating Expenses:
Property operating expenses	19,779	1,928	894	3,970	980	536	(8)	—		28,079
Acquisition costs	340	—	—	—	(155)	(75)	—	—		110
Stock based compensation	1,787	—	—	—	—	—	—	—		1,787
General and administrative	2,751	—	—	—	—	—	—	—		2,751
Base management fee	109	—	—	—	—	—	—	—		109
External advisor acquisition	7,045		—		—	—	—	—		7,045
Depreciation and amortization	20,834	2,869	2,147	3,257	2,763	700	(1,123)	—		31,447

Total Operating Expenses	52,645	4,797	3,041	7,227	3,588	1,161	(1,131)	—		71,328

Operating (loss)/income	(1,487)	37	491	1,020	(419)	(55)	(132)	—		(545)

Interest Expense:
Contractual interest expense	(10,205)	(1,166)	—	—	(805)	(272)	383	(561	) (HH)	(12,626)
Amortization of deferred financing costs	(672)	(81)	—	—	(11)	—	23	(34	) (HH)	(775)

	(10,877)	(1,247)	—	—	(816)	(272)	406	(595)		(13,401)
Change in fair value of earn-out	—	—	—	—	—	—	—	—		—
Net gain on sale of real estate property	15,934	—	—	—	—	—	—	(15,934	) (FF)	—

Net income/(loss)	3,570	(1,210)	491	1,020	(1,235)	(327)	274	(16,529)		(13,946)
Less:
Net (income)/loss attributable to noncontrolling interests in properties	(243)	—		(53)	62	—	—	—		(234)
Net (income)/loss attributable to Operating Partnership unitholders’ noncontrolling interests	(871)	295		(249)	301	54	(45)	2,730		2,215

Net income/(loss) attributable to stockholders	$2,456	$(915)	$491	$718	$(872)	$(273)	$229	$(13,799)		$(11,965)
Less:
Preferred stock distributions	—	—	—	—	—	—	—	(5,570)		(5,570)

Net income/(loss) attributable to common stockholders	$2,456	$(915)	$491	$718	$(872)	$(273)	$229	$(19,369)		$(17,535)

Weighted average common shares outstanding - basic	19,142,736									19,142,736
Weighted average common shares outstanding - diluted	21,731,058									19,142,736
Basic earnings per share	0.13									(0.92)
Diluted earnings per share	0.11									(0.92)

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2015

(Unaudited)

(In thousands, except share and per share data)

	City Office REIT, Inc.	SanTan Corporate Center (AA)	5090 N 40th Street (BB)	Park Tower (CC)	FRP Collection (DD)	Carillon Point (EE)	Corporate Parkway (FF)	2015 Acquisitions (GG)	Other Pro Forma Adjustments		Company Pro Forma
Revenue:
Rental income	$48,009	$5,592	$4,362	$8,946	$4,711	$3,150	$(2,975)	$11,286	$—		$83,081
Expense reimbursement	5,808	35	96	492	1,165	186	—	1,617	—		9,399
Other	1,235	120	247	793	1	15	—	111	—		2,522

Total Revenues	55,052	5,747	4,705	10,231	5,877	3,351	(2,975)	13,014	—		95,002

Operating Expenses:
Property operating expenses	20,420	2,446	1,190	4,944	1,930	1,176	(25)	4,926	—		37,007
Acquisition costs	2,959	91	72	349	155	75	—	—	—		3,701
Stock based compensation	1,907	—	—	—	—	—	—	—	—		1,907
General and administrative	1,821	—	—	—	—	—	—	—	—		1,821
Base management fee	1,302	—	—	—	—	—	—	—	—		1,302
External advisor acquisition	492	—	—	—	—	—	—	—	—		492
Depreciation and amortization	21,624	3,825	2,860	4,343	5,073	1,437	(2,430)	6,214	—		42,946

Total Operating Expenses	50,525	6,362	4,122	9,636	7,158	2,688	(2,455)	11,140	—		89,176

Operating income/(loss)	4,527	(615)	583	595	(1,281)	663	(520)	1,874	—		5,826

Interest Expense:
Contractual interest expense	(10,607)	(1,555)	—	—	(322)	(544)	890	(2,437)	(748	) (HH)	(15,323)
Amortization of deferred financing costs	(746)	(108)	—	—	(21)	—	51	(20)	(43	) (HH)	(887)

Interest Expense, net	(11,353)	(1,663)	—	—	(343)	(544)	941	(2,457)	(791)		(16,210)
Change in fair value of earn-out	(841)	—	—	—	—	—	—	—	—		(841)
Net gain on sale of real estate property	—	—	—	—	—	—	—	—	15,934	(FF)	15,934

Net (loss)/income	(7,667)	(2,278)	583	595	(1,624)	119	421	(583)	15,143		4,709

Less:
Net (income)/loss attributable to noncontrolling interests in properties	(500)	—	—	(31)	(81)	—	—	—	—		(612)
Net (income)/loss attributable to Operating Partnership unitholders’ noncontrolling interests	1,576	377	(97)	(93)	282	(20)	(70)	388	(2,508)		(165)

Net (loss)/income attributable to stockholders	$(6,591)	$(1,901)	$486	$471	$(1,423)	$99	$351	$(195)	$12,635		$3,932

Less:
Preferred stock distributions	—	—	—	—	—	—	—	—	(7,420)		(7,420)

Net income/(loss) attributable to common stockholders	$(6,591)	$(1,901)	$486	$471	$(1,423)	$99	$351	$(195)	$5,215		$(3,488)

Weighted average common shares outstanding - basic	12,408,850										12,408,850
Weighted average common shares - outstanding diluted	12,408,850										12,408,850
Basic earnings per share	(0.53)										(0.28)
Diluted earnings per share	(0.53)										(0.28)

City Office REIT, Inc.

Notes and Management’s Assumption to Unaudited Pro Forma Consolidated Financial Statements

1. Notes to the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2016

(A) On October 4, 2016, the Company completed a public preferred stock offering pursuant to which we sold 4,000,000 shares of our 6.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) to the public at a price of $25.00 per share. We raised $100.0 million in gross proceeds, resulting in net proceeds to us of approximately $96.5 million after deducting $3.5 million in underwriting discounts and expenses related to the offering. On October 28, 2016, we issued an additional 480,000 shares of Series A Preferred Stock pursuant to the partial exercise of the underwriters’ overallotment option, raising an additional $12.0 million in gross proceeds before underwriting discounts and expenses. The proceeds of the offering were used to purchase 5090 N 40th St and Park Tower.

(B) The acquisition of SanTan was accounted for using preliminary estimates of the fair value of tangible and intangible assets to be acquired and liabilities to be assumed in connection with the acquisition and are therefore subject to change. The Pro Forma adjustment includes the estimated borrowings under the Secured Credit Facility to be established upon the acquisition of SanTan.

(C) The acquisition of 5090 N 40th Street was accounted for using preliminary estimates of the fair value of tangible and intangible assets to be acquired and liabilities to be assumed in connection with the acquisition and are therefore subject to change.

(D) The acquisition of Park Tower was accounted for using preliminary estimates of the fair value of tangible and intangible assets to be acquired and liabilities to be assumed in connection with the acquisition and are therefore subject to change.

2. Notes to the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2016 and the year ended December 31, 2015

(AA) Revenue and property expenses for the SanTan acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change. Interest expense related to the Company’s borrowings under the Secured Credit Facility are at a variable rate of LIBOR plus 2.25%.

(BB) Revenue and property expenses for the 5090 N 40th St acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change.

(CC) Revenue and property expenses for the Park Tower acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change.

(DD) Revenue and property expenses for the FRP Collection acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change. Interest expense related to the Company’s borrowings under the mortgage loan is at a fixed rate of 3.85% and borrowings under the Secured Credit Facility is at a variable rate of LIBOR plus 2.75%.

(EE) Revenue and property expenses for the Carillon Point acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change. Interest expense related to the Company’s borrowings under the Secured Credit Facility is at a variable rate of LIBOR plus 2.75%.

(FF) The sale of Corporate Parkway is assumed to have taken place on January 1, 2015. Financial results for Corporate Parkway are based on historical operations, including interest expense under the Company’s ownership.

(GG) Revenue and property expenses for 2015 Acquisitions are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. The relevant properties are Intellicenter, 190 Office Center, DTC Crossroads, Superior Pointe and Logan Tower.

(HH) Reflects a pro rata portion of the interest expense and deferred financing costs assuming DTC Crossroads had been part of the Guggenheim loan since January 1, 2015 as DTC Crossroads was added as security to the Guggenheim loan upon the sale of Corporate Parkway.